Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE
dated as of September 21, 2007
by and between
ARGATROBAN ROYALTY SUB LLC,
a Delaware limited liability company,
as issuer of the New Class A Notes described herein,
and
U.S. BANK NATIONAL ASSOCIATION,
as initial trustee of the New Class A Notes described herein

Table of Contents

		Page
	ARTICLE I
	RULES OF CONSTRUCTION AND DEFINED TERMS

Section 1.1	Rules of Construction and Defined Terms	2
Section 1.2	Certain Defined Terms	2

	ARTICLE II
	NEW CLASS A NOTES

Section 2.1	Amount, Form and Other Terms of New Class A Notes	3
Section 2.2	Form of Resale Confidentiality Agreement	5
Section 2.3	Coverage of Distribution Report	5
Section 2.4	Other Exhibits	5
Section 2.5	Payments on Date of Issuance of the New Class A Notes	6
Section 2.6	Redemption of the Original Class A Notes	6

	ARTICLE III
	AMENDMENTS OF ORIGINAL INDENTURE

Section 3.1	Issuance of New Class A Notes and Redemption of Original
	Class A Notes	6
Section 3.2	Limitation on Number of Holders of New Class A Notes	7
Section 3.3	Release of Funds from Holdback Account	7
Section 3.4	Reports and Other Deliverables by the Issuer	7
Section 3.5	Method of Payment	8

	ARTICLE IV
	MISCELLANEOUS

Section 4.1	GOVERNING LAW	8
Section 4.2	Counterparts	8
Section 4.3	Table of Contents and Headings	8
Section 4.4	Supplement to Original Indenture	8

Schedule A	Base Case Amortization Schedule

Exhibit A	Form of New Class A Notes
Exhibit B	Form of Resale Confidentiality Agreement
Exhibit C	Intentionally Omitted
Exhibit D	Coverage of Distribution Report
Exhibit E	Intentionally Omitted
Exhibit F	Form of Certificate of Euroclear or Clearstream for Permanent Regulation S Global Note
Exhibit G	Form of Certification of Beneficial Owner of Temporary Regulation S Global Note

i

Exhibit H	Form of Certification of Euroclear or Clearstream for Payments
Exhibit I	Form of Certificate of Proposed Transferor
Exhibit J	Form of Certificate of Certain Proposed Institutional Accredited Investor Transferees

ii

FIRST SUPPLEMENTAL INDENTURE
     This FIRST SUPPLEMENTAL INDENTURE, dated as of September 21, 2007, is by and between ARGATROBAN ROYALTY SUB LLC, a Delaware limited liability company, as issuer of the New Class A Notes described herein, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as initial trustee of the New Class A Notes described herein (this “First Supplemental Indenture”).
WITNESSETH:
     WHEREAS, the Issuer and the Trustee entered into an Indenture, dated as of February 6, 2007 (the “Original Indenture”), pursuant to which one or more classes of Notes of the Issuer may be issued from time to time in accordance therewith;
     WHEREAS, the Original Class A Notes were issued in accordance with the Original Indenture on the Closing Date and are the only Notes Outstanding under the Original Indenture;
     WHEREAS, the Original Indenture permits the Issuer to issue a class of Refinancing Notes at any time and from time to time after the Closing Date pursuant to Section 2.15 of the Original Indenture, with the terms thereof to be established in an indenture supplemental to the Original Indenture, the proceeds of which are used to redeem all of the Outstanding Principal Balance of a class of Notes;
     WHEREAS, the Issuer wishes to issue a class of Refinancing Notes in respect of the Original Class A Notes and effect a contemporaneous Redemption of the Original Class A Notes;
     WHEREAS, Section 9.1 of the Original Indenture permits the Trustee to amend the Original Indenture with the consent of Noteholders of a majority or 100% of the Outstanding Principal Balance of the Notes, as applicable;
     WHEREAS, the Noteholders of 100% of the Outstanding Principal Balance of the Original Class A Notes have entered into note purchase agreements of even date herewith (each, a “Note Purchase Agreement” and, collectively, the “Note Purchase Agreements”), pursuant to which such Noteholders have agreed to (i) purchase the class of Refinancing Notes established hereby in consideration for the delivery of such Original Class A Notes for contemporaneous Redemption and cancellation by the Trustee and cash consideration set forth therein and (ii) amendments to the Original Indenture, among other things, to permit the issuance of such Refinancing Notes and the contemporaneous Redemption of such Original Class A Notes, in each case, as contemplated hereby;
     WHEREAS, the Issuer has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Original Indenture to, among other things, (i) establish the form and terms of a class of Refinancing Notes to be known as the Issuer’s “Argatroban PhaRMASM Secured 18.5% Notes due 2014” (the “New Class A Notes”), (ii) provide for the issuance of the New Class A Notes and (iii) permit the issuance of the New Class A Notes and the contemporaneous Redemption of such Original Class A Notes, in each case, as contemplated hereby;

     WHEREAS, the Issuer has furnished the Trustee with a copy of a Manager Resolution (the “New Class A Notes Manager Resolution”) authorizing, among other things, the execution of this First Supplemental Indenture, the Redemption of the Original Class A Notes and the establishment of the New Class A Notes, including the initial Outstanding Principal Balance of the New Class A Notes; and
     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Issuer and the Trustee and a valid supplement to the Original Indenture have been done;
     NOW, THEREFORE, IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:
ARTICLE I
RULES OF CONSTRUCTION AND DEFINED TERMS
     Section 1.1 Rules of Construction and Defined Terms. Unless this First Supplemental Indenture provides to the contrary, the rules of construction set forth in Annex A to the Original Indenture shall apply to this First Supplemental Indenture and are hereby incorporated by reference into this First Supplemental Indenture as if set forth fully in this First Supplemental Indenture. Unless this First Supplemental Indenture provides to the contrary, capitalized terms used but not otherwise defined in this First Supplemental Indenture shall have the respective meanings given to such terms in Annex A to the Original Indenture, which is hereby incorporated by reference into this First Supplemental Indenture as if set forth fully in this First Supplemental Indenture. Not all terms defined in Annex A to the Original Indenture are used in this First Supplemental Indenture, and certain terms defined in Annex A to the Original Indenture are superseded by the provisions of this First Supplemental Indenture.
     Section 1.2 Certain Defined Terms. The following capitalized terms used in this First Supplemental Indenture have the respective meanings set forth in the Sections of this First Supplemental Indenture set forth below:

Term	Section
Applicable Treasury Rate	2.1(i)
Average Life Date	2.1(i)
Base Case Amortization Schedule	2.1(h)
First Supplemental Indenture	Preamble
New Class A Notes	Recitals
New Class A Notes Manager Resolution	Recitals
Note Purchase Agreement	Recitals
Note Purchase Agreements	Recitals
Optional Redemption	2.1(i)
Original Indenture	Recitals
Payment Dates	2.1(d)
Redemption Price	2.1(i)
Remaining Weighted Average Life	2.1(i)

ARTICLE II
NEW CLASS A NOTES
     Section 2.1 Amount, Form and Other Terms of New Class A Notes.
          (a) There is hereby created a class of Refinancing Notes to be known and designated as the “Argatroban PhaRMASM Secured 18.5% Notes due 2014” to be issued in the aggregate principal amount of $68,000,000. The Outstanding Principal Balance of the New Class A Notes shall not exceed the initial Outstanding Principal Balance for such New Class A Notes set forth in the prior sentence; provided, that the Outstanding Principal Balance of any class of Refinancing Notes in respect of the New Class A Notes (when added to the Available Collections Amount and any funds in the Capital Account used in connection with such Refinancing) shall not be less than the Redemption Price of the New Class A Notes being refinanced in whole thereby, plus Transaction Expenses relating thereto, and shall be issued in accordance with Section 2.15 of the Original Indenture. The New Class A Notes shall be treated as Notes, Refinancing Notes and Class A Notes for all purposes of the Indenture, and the issuance of the New Class A Notes as contemplated hereby shall be deemed to be a Refinancing and Redemption of the Original Class A Notes, which shall take place on the date hereof.
          (b) There shall be issued, authenticated and delivered on the date hereof, in accordance with Section 2.1(b) of the Original Indenture and Section 2.1(g) of this First Supplemental Indenture, New Class A Notes substantially in the form set forth in Exhibit A to this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements typewritten, printed, lithographed or engraved thereon, as may, consistently herewith and therewith, be prescribed by the Trustee.
          (c) The interest rate applicable to the New Class A Notes is 18.5% per annum. Interest shall accrue on the New Class A Notes from the date of issuance of such New Class A Notes and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months on the Outstanding Principal Balance of such New Class A Notes. If any interest payment is not made when due on a Payment Date, the unpaid portion of such interest payment will accrue interest at the rate then applicable to the New Class A Notes, compounded quarterly, until paid in full.
          (d) The “Payment Dates” for the New Class A Notes shall be each March 30, June 30, September 30 and December 30, commencing on September 30, 2007 and including the Final Legal Maturity Date of the New Class A Notes; provided, that, if any such date would otherwise fall on a day that is not a Business Day, the Payment Date falling on such date shall be the first following day that is a Business Day; provided, further, that, if any such following Business Day would occur in the succeeding month, then the Payment Date shall be the first Business Day preceding such date.
          (e) The Final Legal Maturity Date of the New Class A Notes is September 30, 2014.

          (f) The New Class A Notes shall be issued in minimum denominations of $1,000,000 or integral multiples of $1,000 in excess thereof.
          (g) The written order of the Issuer contemplated by Section 2.1(b) of the Original Indenture in connection with the issuance of the New Class A Notes shall specify whether the New Class A Notes are to be issued as Global Notes or Definitive Notes and delivery instructions, including the name(s) in which such Global Note(s) or Definitive Note(s) shall be registered initially.
          (h) The “Base Case Amortization Schedule” for the New Class A Notes as of the date hereof is set forth in Schedule A to this First Supplemental Indenture.
          (i) Subject to the provisions of Section 3.11 of the Original Indenture, on any Payment Date, the Issuer may elect to redeem the New Class A Notes, in whole but not in part, out of the proceeds of the Refinancing Notes, the Available Collections Amount and any funds in the Capital Account in the case of a Refinancing of the New Class A Notes, or, in whole or in part, out of amounts available in the Redemption Account for such purpose, if any, including the proceeds of any Class B Notes but excluding in the case of a Redemption in part any Available Collections Amount and any funds in the Capital Account, in each case, at the Redemption Price (any such redemption, an “Optional Redemption”). The Issuer shall give written notice of any such Optional Redemption to the Trustee and the Servicer not later than five Business Days prior to the date on which notice is to be given to Noteholders in accordance with Section 3.11(a) of the Original Indenture (unless the Trustee and the Servicer agree to waive or limit the requirement for such notice). Such written notice to the Trustee shall include a copy of the Manager Resolution authorizing such Optional Redemption and shall set forth the relevant information regarding such Optional Redemption, including the information to be included in the notice given pursuant to Section 3.11(a) of the Original Indenture. For purposes of an Optional Redemption of the New Class A Notes:
          (i) “Redemption Price” means, in respect of such Optional Redemption, (i) on any Payment Date on or prior to June 30, 2008, the greater of (x) the Outstanding Principal Balance of the New Class A Notes being redeemed and (y) the present value, discounted at the Applicable Treasury Rate plus 1.00%, of the principal payment amounts and interest at the Stated Rate of Interest on the Outstanding Principal Balance of the New Class A Notes that are being redeemed (assuming the principal balances are achieved at the times and in the amounts set forth in the Base Case Amortization Schedule) plus, in each case, the accrued and unpaid interest to the Redemption Date on the New Class A Notes that are being redeemed or (ii) on any Payment Date after June 30, 2008, an amount equal to the product of (x) the applicable New Class A Notes Redemption Percentage as set forth below and (y) the Outstanding Principal Balance of the New Class A Notes that are being redeemed on such Payment Date, plus the accrued and unpaid interest to the Redemption Date on the New Class A Notes that are being redeemed:

New Class A Notes
Payment Dates Between Indicated Payment Dates	Redemption Percentage
From September 30, 2008 to and including June 30, 2009	109.250%
From September 30, 2009 to and including June 30, 2010	104.625%
From September 30, 2010 and thereafter	100.000%
          (ii) “Applicable Treasury Rate” for any Redemption Date means the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such Redemption Date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the New Class A Notes as of such Redemption Date and trading in the public securities markets either (a) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of the New Class A Notes and (ii) the other maturing as close as possible to, but later than, the Average Life Date of the New Class A Notes, in each case as published in the most recent H.15 (519) or (b) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of the New Class A Notes is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519);
          (iii) “Average Life Date” of the New Class A Notes means the date that follows the applicable Redemption Date by a period equal to the Remaining Weighted Average Life of the New Class A Notes; and
          (iv) “Remaining Weighted Average Life” means, with respect to the New Class A Notes on any Redemption Date, (a) the product of (i) each principal payment amount on the New Class A Notes payable on each subsequent Payment Date (assuming the principal balances are achieved at the times and in the amounts set forth in the Base Case Amortization Schedule) and (ii) the number of days remaining from the applicable Redemption Date until such subsequent Payment Date divided by (b) the Outstanding Principal Balance of the New Class A Notes on such Redemption Date.
     Section 2.2 Form of Resale Confidentiality Agreement. Solely for purposes of the New Class A Notes, Exhibit B to the Original Indenture is hereby replaced by Exhibit B to this First Supplemental Indenture.
     Section 2.3 Coverage of Distribution Report. Solely for purposes of the New Class A Notes, Exhibit D to the Original Indenture is hereby replaced by Exhibit D to this First Supplemental Indenture.
     Section 2.4 Other Exhibits. Solely for purposes of the New Class A Notes, each of Exhibit F, Exhibit G, Exhibit H, Exhibit I and Exhibit J to the Original Indenture is hereby replaced by Exhibit F, Exhibit G, Exhibit H, Exhibit I and Exhibit J, respectively, to this First Supplemental Indenture.
     Section 2.5 Payments on Date of Issuance of the New Class A Notes. Pursuant to Section 3.3 of the Original Indenture, on the date of issuance of the New Class A Notes, the Trustee shall, subject to the receipt of written direction from the Issuer (to which this First Supplemental Indenture and the New Class A Notes Manager Resolution shall be attached) and upon receipt of the consideration for the sale by the Issuer of such New Class A Notes (which shall be comprised of the delivery of the Original Class A Notes for contemporaneous Redemption and cancellation by the Trustee and the consideration paid in cash in the amounts set forth in the Note Purchase Agreements), make the following payments from the portion of such consideration paid in cash in the amounts so directed by the Issuer:
          (i) to such Persons as shall be specified by the Issuer, such Transaction Expenses (including any Refinancing Expenses) as shall be due and payable in connection with the issuance and sale of the New Class A Notes;
          (ii) to the holders of the Original Class A Notes, the accrued and unpaid interest on the Original Class A Notes to the date of issuance of the New Class A Notes; and
          (iii) to the Parent, the remaining amount of such consideration.
     Section 2.6 Redemption of the Original Class A Notes. The Issuer authorizes the Trustee to effect a Redemption of the Original Class A Notes on the terms contemplated hereby and by the Note Purchase Agreements and, pursuant to Section 2.5 of this First Supplemental Indenture, to cancel such Original Class A Notes upon receipt thereof pursuant to Section 3.1 of the Note Purchase Agreements.
ARTICLE III
AMENDMENTS OF ORIGINAL INDENTURE
     Section 3.1 Issuance of New Class A Notes and Redemption of Original Class A Notes. The Original Indenture is hereby amended to add a new Section 2.17 as follows:
               Section 2.17 Issuance of New Class A Notes and Redemption of Original Class A Notes. Notwithstanding anything in this Indenture or the Original Class A Notes to the contrary, including Section 2.15, Section 3.10 and Section 3.11 of the Original Indenture, the Issuer is hereby authorized to issue the New Class A Notes (as a class of Refinancing Notes in respect of the Original Class A Notes) and effect a contemporaneous Redemption of the Original Class A Notes, in each case, in accordance with the terms and conditions set forth in the First Supplemental Indenture and the Note Purchase Agreements (as defined in the First Supplemental Indenture). For the avoidance of doubt, this Section 2.17 will, among other things, solely in respect of such issuance of New Class A Notes, result in holders of the Original Class A Notes foregoing the Redemption Price in respect of the Original Class A Notes set forth in clause (a) of the definition of “Redemption Price” in the Original Indenture, waiving the 30-day notice requirement for the Redemption of the Original Class A Notes in accordance with Section 3.11 of the Original Indenture and permitting the issuance of the New Class A Notes on a date other than a Payment Date in a greater initial Outstanding Principal Balance than the Outstanding Principal Balance of the Original Class A Notes.
     Section 3.2 Limitation on Number of Holders of New Class A Notes.
          (a) The Original Indenture is hereby amended to add a new Section 2.18 as follows:
               Section 2.18 Limitation on Number of Holders of New Class A Notes. The Registrar shall not exchange or register the transfer of any New Class A Note if, immediately after such exchange or transfer, there would be more than 100 Noteholders (for purposes of New Class A Notes that are Definitive Notes) or Beneficial Holders (for purposes of New Class A Notes that are Global Notes), and any purported exchange or transfer in violation of this Section 2.18 shall be void ab initio and result in the purported Noteholder or Beneficial Holder being treated as not being a Noteholder or Beneficial Holder, as the case may be, for purposes of this Indenture.
          (b) Section 2.2 of the Original Indenture is hereby amended to add the following to the end thereto:
              Each New Class A Note shall also bear the following legend on the face thereof:
BY ITS ACQUISITION HEREOF, THE HOLDER ACKNOWLEDGES THAT THIS NOTE (OR ANY BENEFICIAL INTEREST THEREIN) MAY NOT BE EXCHANGED OR TRANSFERRED IF, IMMEDIATELY AFTER SUCH EXCHANGE OR TRANSFER, THERE WOULD BE MORE THAN 100 NOTEHOLDERS (IN THE CASE OF NEW CLASS A NOTES THAT ARE DEFINITIVE NOTES) OR BENEFICIAL HOLDERS (IN THE CASE OF NEW CLASS A NOTES THAT ARE GLOBAL NOTES) OF NEW CLASS A NOTES, AND ANY SUCH PURPORTED EXCHANGE OR TRANSFER SHALL BE VOID AB INITIO.
     Section 3.3 Release of Funds from Holdback Account. Pursuant to Section 3.12 of the Original Indenture, the Trustee has released all of the funds in the Holdback Account to the Parent. Accordingly, all references to the Holdback Account in the Original Indenture are hereby deleted.
     Section 3.4 Reports and Other Deliverables by the Issuer. The reference to “Original Class A Notes” in Section 5.3(a) of the Original Indenture is hereby changed to “New Class A Notes”.

     Section 3.5 Method of Payment. Section 2.5(a) and Section 2.5(b) of the Original Indenture are hereby amended as follows:
          (a) The words “the Corporate Trust Office” in each of Section 2.5(a) and Section 2.5(b) of the Original Indenture are hereby changed to the words “an office”.
          (b) The words “in New York City” are hereby added to the end of the second sentence of Section 2.5(b) of the Original Indenture.
          (c) The words “at a financial institution in New York City” are hereby added to the end of the third sentence of Section 2.5(b) of the Original Indenture.
ARTICLE IV
MISCELLANEOUS
     Section 4.1 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 4.2 Counterparts. This First Supplemental Indenture may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.
     Section 4.3 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 4.4 Supplement to Original Indenture. This First Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this First Supplemental Indenture to be duly executed, all as of the date first written above.

ARGATROBAN ROYALTY SUB LLC, as Issuer
By:	Encysive Pharmaceuticals Inc., its Manager

By:	/s/ George W. Cole
	Name:	George W. Cole
	Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
	Title:	Vice President

SCHEDULE A
BASE CASE AMORTIZATION SCHEDULE

Payment Date	Principal Payment	Remaining Balance of the Notes
		$68,000,000
September 30, 2007	$6,099,209	$61,900,791
December 30, 2007	$2,604,298	$59,296,493
March 30, 2008	$2,561,874	$56,734,619
June 30, 2008	$1,637,183	$55,097,436
September 30, 2008	$4,547,087	$50,550,350
December 30, 2008	$3,616,362	$46,933,988
March 30, 2009	$3,974,328	$42,959,660
June 30, 2009	$2,490,352	$40,469,307
September 30, 2009	$5,155,820	$35,313,487
December 30, 2009	$3,876,750	$31,436,737
March 30, 2010	$3,901,129	$27,535,608
June 30, 2010	$2,505,603	$25,030,005
September 30, 2010	$3,007,749	$22,022,256
December 30, 2010	$5,316,428	$16,705,828
March 30, 2011	$3,442,825	$13,263,004
June 30, 2011	$2,364,603	$10,898,401
September 30, 2011	$2,643,968	$8,254,433
December 30, 2011	$4,721,825	$3,532,608
March 30, 2012	$3,125,534	$407,073
June 30, 2012	$407,073	$0

A-1

EXHIBIT A
FORM OF NEW CLASS A NOTE
[INSERT THE APPLICABLE LEGEND(S) SET FORTH
IN SECTION 2.2 OF THE ORIGINAL INDENTURE (AS AMENDED BY
SECTION 3.2(b) OF THIS FIRST SUPPLEMENTAL INDENTURE)]
ARGATROBAN ROYALTY SUB LLC
Argatroban PhaRMASM Secured 18.5% Notes Due 2014
New Class A

No.	CUSIP:
U.S.$68,000,000
     ARGATROBAN ROYALTY SUB LLC, a limited liability company organized under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount set forth on Schedule I hereto on or before September 30, 2014 (the “Final Legal Maturity Date”) and to pay interest quarterly in arrears on the Outstanding Principal Balance hereof at a rate per annum equal to 18.5% (the “Stated Rate of Interest”), from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, which interest shall be due and payable on each Payment Date; provided, that, with respect to any Payment Date (other than the Final Legal Maturity Date or any Redemption Date), any such interest in excess of the portion of the Available Collections Amount available to pay such interest on such Payment Date shall be payable in full not later than the immediately succeeding Payment Date (together with Additional Interest on the amount of unpaid interest from the Payment Date on which it was due until the date on which it is paid, compounded quarterly on each Payment Date). Interest on this Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If this Note is issued in the form of a Global Note, in accordance with the requirements of DTC, the Issuer will cause the Trustee to authenticate an additional Note or additional Notes in the appropriate principal amount such that neither this Note nor any other such Note may exceed an aggregate principal amount of U.S.$500,000,000 at any time.
     This Note is a duly authorized issue of Notes of the Issuer, designated as its “Argatroban PhaRMASM Secured 18.5% Notes Due 2014”, issued under the Indenture dated as of February 6, 2007 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, including by the First Supplemental Indenture thereto dated as of September 21, 2007, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (including any successor appointed in accordance with the terms of the Indenture, the “Trustee”). The Indenture also provides for the issuance of Class B Notes. All capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Noteholders. This Note is subject to all terms of the Indenture.

     The Issuer will pay the Outstanding Principal Balance of this Note on or prior to the Final Legal Maturity Date on the Payment Dates specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.7 of the Indenture.
     The indebtedness evidenced by the New Class A Notes is, to the extent and in the manner provided in the Indenture, senior in right of payment to the right of payment of the Class B Notes, and this Note is issued subject to such provisions. The maturity of this Note is subject to acceleration during the Non-Significant Subsidiary Period upon the occurrence and during the continuance of the Events of Default specified in the Indenture.
     The Issuer may redeem all or part of the Outstanding Principal Balance of this Note prior to the Final Legal Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.
     Any amount of Premium or interest on this Note that is not paid when due shall, to the fullest extent permitted by Applicable Law, bear interest (“Additional Interest”) at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, compounded quarterly and payable on the next succeeding Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.7 of the Indenture.
     This Note is and will be secured by the Collateral pledged as security therefor as provided in the Indenture.
     Subject to and in accordance with the terms of the Indenture, there will be distributed quarterly from the Collection Account on each Payment Date commencing on September 30, 2007, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Section 3.7 of the Indenture, such Person’s pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the New Class A Notes held by such Person) of the aggregate amount distributable to all Noteholders of New Class A Notes on such Payment Date.
     All amounts payable in respect of this Note shall be payable in U.S. dollars in the manner provided in the Indenture to the Noteholder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the New Class A Notes. Alternatively, upon application in writing to the Trustee or other Paying Agent, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City. Notwithstanding the foregoing, payments in respect of this Note issued in the form of a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC at a financial institution in New York City. Any reduction in the Outstanding Principal Balance of this Note (or any one or more predecessor New Class A Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any New Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not noted hereon.
     The Noteholder of this Note agrees, by acceptance hereof, to pay over to the Trustee any money (including principal, Premium, if any, and interest) paid to it in respect of this Note in the event that the Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Trustee in making such payment.
     This Note is issuable only in registered form. A Noteholder or Beneficial Holder may transfer this Note or a Beneficial Interest herein only by delivery of a written application to the Registrar stating the name of the proposed transferee, a Confidentiality Agreement duly executed and delivered to the Registrar by such transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of New Class A Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder and that the transferee has executed and delivered to the Registrar a Confidentiality Agreement). No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new New Class A Note or New Class A Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. This Note may not be transferred (i) to a company ranked in the top 20 pharmaceutical companies in the United States based on IMS-reported pharmaceutical sales for the calendar year preceding the proposed transfer or an Affiliate of any such entity or (ii) if, immediately after such transfer, there would be more than 100 Noteholders (for purposes of New Class A Notes that are Definitive Notes) or Beneficial Holders (for purposes of New Class A Notes that are Global Notes), and any purported transfer in violation of this clause (ii) shall be void ab initio and result in the purported Noteholder or Beneficial Holder being treated as not being a Noteholder or Beneficial Holder, as the case may be, for purposes of the Indenture and this Note.
     Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

     The Indenture permits the amendment or modification of the Indenture and the New Class A Notes by the Issuer with the consent of the Noteholders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote or act of such Noteholders (voting or acting as a single class). However, no amendment or modification of the Indenture or the New Class A Notes may, without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby, (i) reduce the percentage of Noteholders of any such class of Notes required to take or approve any action under the Indenture, (ii) reduce the amount or change the time of payment of any amount owing or payable with respect to any such class of Notes or change the rate of interest or change the manner of calculation of interest payable with respect to any such class of Notes, (iii) alter or modify the provisions with respect to the Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions under the Indenture will be made as between the Noteholders of such Notes and the Issuer or as among the Noteholders or (iv) consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders. Any such amendment or modification shall be binding on every Noteholder hereof, whether or not notation thereof is made upon this Note.
     The subordination provisions contained in Article X of the Indenture may not be amended or modified without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby.
     The Indenture also contains provisions permitting the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Noteholders of all of the New Class A Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Noteholders of this Note and of any New Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.
     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Noteholders of New Class A Notes under the Indenture.
     The New Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized Manager.

Date: September 21, 2007	ARGATROBAN ROYALTY SUB LLC
	By:	Encysive Pharmaceuticals Inc., its Manager

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This Note is one of the Argatroban PhaRMASM Secured 18.5% Notes Due 2014 designated above and referred to in the within-mentioned indenture.

Date: September 21, 2007	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FORM OF TRANSFER NOTICE
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                              attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date	Signature of Transferor
NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
[THE FOLLOWING PROVISIONS TO BE INCLUDED ON ALL NOTES]
     In connection with any transfer of the within-mentioned Note, the undersigned confirms without utilizing any general solicitation or general advertising that:
[Check One]
☐(a) the within-mentioned Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder
☐(b) the within-mentioned Note is being transferred other than in accordance with clause (a) above and documents are being furnished which comply with the conditions of transfer set forth in the within-mentioned Note and the Indenture
If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register the within-mentioned Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Date	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF CLAUSE (a) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing the within-mentioned Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A and has executed and delivered to the Registrar a Confidentiality Agreement.
Dated:

Executive Officer

SCHEDULE I
ARGATROBAN ROYALTY SUB LLC
Argatroban PhaRMASM Secured 18.5% Notes Due 2014
No.

		Notation Explaining	Authorized Signature
		Principal Amount	of Trustee or
Date	Principal Amount	Recorded	Custodian

EXHIBIT B
FORM OF RESALE CONFIDENTIALITY AGREEMENT
No. ____
ARGATROBAN ROYALTY SUB LLC
c/o Encysive Pharmaceuticals Inc.
4848 Loop Central Drive, Suite 700
Houston, Texas 77081
__________, 20__
RESALE CONFIDENTIALITY AGREEMENT
     In connection with our possible interest in the purchase of the Argatroban PhaRMASM Secured 18.5% Notes due 2014 (the “Notes”) issued by Argatroban Royalty Sub LLC, a Delaware limited liability company (the “Company”) (the “Transaction”), we have requested a copy of the Private Placement Memorandum, dated January 30, 2007, and the Supplement to such Private Placement Memorandum, dated September 17, 2007, in each case relating to the Notes (collectively, the “Private Placement Memorandum”). In addition to receiving the Private Placement Memorandum, we may also request that you or your directors, officers, managers, members, partners, employees, affiliates, assigns, representatives (including, without limitation, financial advisors, attorneys and accountants), investors, agents or similar persons (collectively, “Your Representatives”) furnish us or our directors, officers, managers, members, partners, employees, affiliates, assigns, representatives (including, without limitation, financial advisors, attorneys and accountants), investors, agents or similar persons (collectively, “Our Representatives”) with certain information relating to the Company, the Transaction and the rights acquired by the Company from Encysive Pharmaceuticals Inc. All such information (whether written or oral, and whether tangible or electronic) furnished on or after the date hereof by you or Your Representatives to us or Our Representatives, including, without limitation, the Private Placement Memorandum, and any materials containing, based on or derived from any such information (including any financial models or other analyses, compilations, forecasts, studies or other documents based thereon) prepared by us or Our Representatives in connection with our or Our Representatives’ review of, or our interest in, the Transaction, is hereinafter referred to as the “Information”. The term Information will not, however, include information that (i) is already known by us at the time such information is disclosed unless such information was disclosed to us under a confidentiality agreement with you that was entered into in connection with our earlier consideration of the Notes, (ii) is or thereafter becomes available in the public domain, other than by breach by us or Our Representatives of our obligations hereunder, (iii) is obtainable by us from another source without breach of such source’s obligations of confidentiality to you or (iv) is independently developed by our Representatives who have not had access to such information.
     As a condition to receiving the Information, we hereby agree as follows:
     1. We and Our Representatives hereby agree (i) to keep the Information confidential, (ii) that the Information will be used solely for the purpose of evaluating, entering into,

monitoring or enforcing the Transaction and (iii) not to (except as required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or Our Representatives, and only after compliance with paragraph 3 below), without your prior written consent, disclose any Information in any manner whatsoever; provided, however, that we may reveal the Information to (a) Our Representatives who need to know the Information for the purpose of evaluating, entering into, monitoring or enforcing the Transaction or (b) third parties in order to comply with any applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or Our Representatives, provided, that all of such persons listed in clause (a) above shall agree to keep such information confidential, and only to use such information, on reasonable and customary terms that are substantially the same as the terms we are subject to, and, provided, further, that we shall be wholly responsible for the full compliance of such confidentiality agreement by any of the persons listed in clause (a) above to which we disclosed Information. Notwithstanding and without limitation of the foregoing, we and Our Representatives agree not to reveal Information to advisors who are principally engaged in the business of investment banking, capital markets or securitization of financial assets without prior written notice to you.
     2. We and Our Representatives agree, whether or not the Transaction is consummated, not to (except as required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or Our Representatives, and only after compliance with paragraph 3 below), without your prior written consent, disclose to any person the fact that the Information or the Transaction exists or has been made available, that we are considering the Transaction, or that discussions or negotiations are taking or have taken place concerning the Transaction or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.
     3. In the event that we or any of Our Representatives are required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or Our Representatives to disclose any of the Information, we agree to use commercially reasonable efforts to notify you promptly (unless such notice is not permitted by applicable law, rule or regulation) so that you may seek, at your own expense, a protective order or other appropriate remedy or, in your sole discretion, waive compliance with the terms of this Resale Confidentiality Agreement. In the event that no such protective order or other remedy is obtained, or that you do not waive compliance with the terms of this Resale Confidentiality Agreement, we agree to furnish only that portion of the Information that we are advised by counsel (which may be internal counsel) is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.
     4. If we determine not to proceed with the Transaction or we cease to have an interest arising from the Transaction, we will promptly inform you of that decision or event and, in that case, and at any time upon your request or the request of any of Your Representatives, we and Our Representatives agree to (i) promptly deliver to you all copies of the Information in our possession (except as described in the following proviso), (ii) promptly destroy all copies of any written Information (whether in tangible or electronic form, or otherwise) that we and Our

Representatives have created, including, without limitation, any notes we have taken on any discussions with you or Your Representatives, and upon your request such destruction shall be certified in writing (including via email) to you by an authorized officer supervising such destruction (provided in each case that an appropriate person within our organization may retain one copy of the Information, subject to the provisions of this Resale Confidentiality Agreement, if required to comply with internal record retention policies or regulatory considerations, in which case, regardless of paragraph 14 below, the confidentiality provisions of this Resale Confidentiality Agreement will continue to apply to such Information for so long as it is retained by such person or any other of Our Representatives) and (iii) certify that clauses (i) and (ii) above have been complied with. Any oral Information will continue to be subject to the terms of this Resale Confidentiality Agreement.
     5. We acknowledge that you have not updated, and have no obligation to update, the Private Placement Memorandum in any respect for events, developments or circumstances (including, without limitation, the level of royalty payments for Argatroban or the sales of Argatroban compared to the sales forecasts contained in the report (as supplemented) of L.E.K. Consulting LLC included in the Private Placement Memorandum). We further acknowledge that neither you nor any of Your Representatives, nor any of your or their respective officers, directors, managers, members, partners, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and we agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. We further agree that we are not entitled to rely on the accuracy or completeness of the Information.
     6. We acknowledge that we are aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of an issuer or an affiliate or controlling person of the issuer by any person who has received material, non-public information from the issuer or an affiliate or controlling person of the issuer or from a person owing a duty to any of the foregoing, and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.
     7. We represent that we maintain effective internal procedures with respect to maintaining the confidentiality and use of the Information. We further represent and warrant that (i) we are a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended) or an institutional accredited investor (as defined in subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933, as amended) and (ii) we are not and will not be so long as we hold any Notes, and are not an affiliate of an entity that is or will be so long as we hold any Notes, a company ranked in the top 20 pharmaceutical companies in the United States based on IMS-reported pharmaceutical sales for the calendar year preceding the proposed purchase of the Notes.
     8. We acknowledge that remedies at law may be inadequate to protect you against any actual or threatened breach of this Resale Confidentiality Agreement by us or Our Representatives, and, without prejudice to any other rights and remedies otherwise available to you, we agree to permit you to seek the granting of injunctive relief in your favor without proof of actual damages.
     9. We acknowledge and agree that each of Encysive Pharmaceuticals Inc. and GlaxoSmithKline plc is a third party beneficiary of this Resale Confidentiality Agreement and shall have the right to enforce any provision of this Resale Confidentiality Agreement.
     10. We agree that no failure or delay by you in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
     11. This Resale Confidentiality Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof (other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York).
     12. This Resale Confidentiality Agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this Resale Confidentiality Agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.
     13. This Resale Confidentiality Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     14. This Resale Confidentiality Agreement will terminate (i) if we do not proceed with the Transaction, 60 months after the date hereof, and (ii) if we do proceed with the Transaction, 60 months from the date we cease to have an interest arising from the Transaction, whether through a sale of our interest, the maturity or repayment of our interest or otherwise.
     15. If we propose to purchase, transfer, sell or otherwise dispose of any of our interest at any time, we agree to (i) abide by any transfer restrictions described in the Private Placement Memorandum, (ii) inform any proposed transferee of such interest of any such transfer restrictions, including any requirement that such proposed transferee enter into a resale confidentiality agreement with the Company, and (iii) not furnish any Information to such proposed transferee. We acknowledge that the servicer for the Transaction shall be responsible for the delivery of all Information to any such prospective transferee following execution by such prospective transferee of an appropriate resale confidentiality agreement with the Company.
     16. This Resale Confidentiality Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.
     17. Attached hereto is an expanded Internal Revenue Service Form W-9 in the form attached as Exhibit A hereto that has been executed by us.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this Resale Confidentiality Agreement enclosed herewith. In accordance with Section 2.11(j) of the Indenture dated as of February 6, 2007 (as amended and supplemented, the “Indenture”), made by and between you and U.S. Bank National Association, as trustee, we will provide a fully executed copy of this Resale Confidentiality Agreement to the Registrar (as defined in the Indenture) promptly after receipt thereof from you.

Very truly yours,
[Please insert prospective purchaser’s name]

By:
Name:
Title:
Address:

Accepted and agreed as of the date first written above:
ARGATROBAN ROYALTY SUB LLC
By: Encysive Pharmaceuticals Inc., its Manager

By:
Name:
Title:

EXHIBIT A
FORM OF EXPANDED INTERNAL REVENUE SERVICE FORM W-9
See Exhibit K to the Original Indenture.

B-A-1

EXHIBIT C
INTENTIONALLY OMITTED

C-1

EXHIBIT D
COVERAGE OF DISTRIBUTION REPORT
(i)	With respect to the current Payment Date, (A) the balances on deposit in the Collection Account and any other Account established under the Indenture on the Calculation Date immediately preceding the prior Payment Date (or, with respect to the first Payment Date, on the date of issuance of the New Class A Notes) (the “Preceding Calculation Date”), (B) the aggregate amounts of deposits into and withdrawals from the Collection Account and any other Account established under the Indenture from but excluding the Preceding Calculation Date to and including the Calculation Date immediately preceding the Payment Date (the “Current Calculation Date”) and (C) the balances on deposit in the Collection Account and any other Account established under the Indenture on the Current Calculation Date.

(ii)	Analysis of Collection Account activity from the Preceding Calculation Date to the Current Calculation Date

Balance on the Preceding Calculation Date

Collections from but excluding the Preceding Calculation Date to and including the Current Calculation Date (“Current Collections”)

Aggregate Note payments from but excluding the Preceding Calculation Date to and including the Current Calculation Date, including pursuant to Section 2.5(e) of the Original Indenture

Expense payments payable on the Current Calculation Date (“Current Expenses”) Balance on the Current Calculation Date

(iii)	Payments on the current Payment Date

Current Expenses Servicing Fee Interest Amount Additional Interest, if any Principal payments, if any

(iv)	Outstanding Principal Balance Opening Outstanding Principal Balance Principal payments, if any, made on the current Payment Date Closing Outstanding Principal Balance

(v)	Amount distributed to the Issuer from the Collection Account, if any, with respect to the current Payment Date

(vi)	A withholding obligation may be included

(vii)	Appropriate modifications will be made to contemplate any Refinancing Notes and/or Class B Notes

D-1

EXHIBIT E
INTENTIONALLY OMITTED

E-1

EXHIBIT F
FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR
PERMANENT REGULATION S GLOBAL NOTE
__________, 20__
U.S. Bank National Association,
  as Trustee
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Argatroban Royalty Sub LLC)
Argatroban Royalty Sub LLC
c/o Encysive Pharmaceuticals Inc.
4848 Loop Central Drive
Suite 700
Houston, Texas 77081
Attention: Chief Financial Officer

Re:	Argatroban Royalty Sub LLC (the “Issuer”)
Ladies and Gentlemen:
     This letter relates to U.S.$                     principal amount of Argatroban PhaRMASM Secured 18.5% Notes Due 2014 of the Issuer (the “Notes”) represented by a Note which bears a legend (the “Legended Note”) outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.1 of the Indenture dated as of February 6, 2007 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, including by the First Supplemental Indenture thereto dated as of September 21, 2007, the “Indenture”) relating to the Notes and certain other classes of notes of the Issuer, we hereby certify that we are (or we will hold such securities on behalf of) an Institutional Accredited Investor (as defined in the Indenture) outside the United States to whom the Notes may be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended (“Regulation S”). Accordingly, you are hereby requested to exchange the Legended Note for a Permanent Regulation S Global Note (as defined in the Indenture) representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

F-1

     Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Certain terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Euroclear Bank S.A./N.V.][Clearstream Banking]

By:
Authorized Signatory

F-2

EXHIBIT G
FORM OF CERTIFICATE OF BENEFICIAL OWNER OF TEMPORARY
REGULATION S GLOBAL NOTE
Euroclear Bank S.A./N.V.
[Address]
AND/OR
Clearstream Banking
[Address]

Re:	Argatroban Royalty Sub LLC (the “Issuer”)
     Reference is hereby made to the Indenture, dated as of February 6, 2007 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, including by the First Supplemental Indenture thereto dated as of September 21, 2007, the “Indenture”), made by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     This letter relates to U.S.$                     principal amount of Argatroban PhaRMASM Secured 18.5% Notes Due 2014 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No.                     ) through DTC by the undersigned (the “Holder”) in the name of                     . The Holder of such Temporary Regulation S Global Note hereby requests the receipt of payments due and payable [on the applicable Payment Date] pursuant to Section 2.5 of the Indenture.
     The Holder hereby represents and warrants that it (i) is an Institutional Accredited Investor, (ii) is not a U.S. Person, (iii) does not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of a U.S. Person (other than a distributor) and (iv) has executed and delivered to the Registrar a Confidentiality Agreement. Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

[Name of Holder]

By:
Name:
Title:

G-1

EXHIBIT H
FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR PAYMENTS
U.S. Bank National Association,
  as Paying Agent
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Argatroban Royalty Sub LLC)

Re:	Argatroban Royalty Sub LLC (the “Issuer”)
     Reference is hereby made to the Indenture, dated as of February 6, 2007 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, including by the First Supplemental Indenture thereto dated as of September 21, 2007, the “Indenture”), made by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     This letter relates to U.S.$                     principal amount of Argatroban PhaRMASM Secured 18.5% Notes Due 2014 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No.                     ) through DTC by the undersigned (the “Holder”) in the name of                     . Certain Holders of the Beneficial Interests in such Temporary Regulation S Global Note have requested the receipt of payments due and payable [on the applicable Payment Date] pursuant to Section 2.5 of the Indenture.
     We have received from such Holders certifications to the effect that they (i) are Institutional Accredited Investors, (ii) are not U.S. Persons, (iii) do not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of U.S. Persons (other than distributors) and (iv) have executed and delivered to the Registrar a Confidentiality Agreement. Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.
     Accordingly, the Holders of the Beneficial Interests in the Temporary Regulation S Global Note are entitled to receive interest, principal and premium, if any, in accordance with the terms of the Indenture in the amount of U.S.$                    .

[Clearstream Banking][Euroclear Bank S.A./N.V.]

By:
Name:
Title:

H-1

EXHIBIT I
FORM OF CERTIFICATE OF PROPOSED TRANSFEROR
__________, 20__
U.S. Bank National Association,
  as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Argatroban Royalty Sub LLC)
Argatroban Royalty Sub LLC
c/o Encysive Pharmaceuticals Inc.
4848 Loop Central Drive
Suite 700
Houston, Texas 77081
Attention: Chief Financial Officer

Re:	Argatroban Royalty Sub LLC (the “Issuer”)
Ladies and Gentlemen:
     In connection with our proposed sale of U.S.$                     aggregate principal amount of Argatroban PhaRMASM Secured 18.5% Notes Due 2014 of the Issuer (the “Notes”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (“Regulation S”) and, accordingly, we represent that:
     (1) the offer of the Notes was not made to a person in the U.S.;
     (2) at the time the buy order was originated, the transferee was an institutional accredited investor (as defined in subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the U.S. Securities Act of 1933, as amended) outside the U.S. or we and any person acting on our behalf reasonably believed that the transferee was an institutional accredited investor outside the U.S.;
     (3) no directed selling efforts have been made by us in the U.S. in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and
     (5) the transferee has entered into the confidentiality agreement and accompanying expanded Internal Revenue Service Form W-9 regarding U.S. residency required in connection with the purchase of the Notes.
     Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or

I-1

official inquiry with respect to the matters covered hereby. Certain terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]

By:
Authorized Signatory

I-2

EXHIBIT J
FORM OF CERTIFICATE OF CERTAIN PROPOSED INSTITUTIONAL
ACCREDITED INVESTOR TRANSFEREES
__________, 20__
U.S. Bank National Association,
  as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Argatroban Royalty Sub LLC)
Argatroban Royalty Sub LLC
c/o Encysive Pharmaceuticals Inc.
4848 Loop Central Drive
Suite 700
Houston, Texas 77081
Attention: Chief Financial Officer
Ladies and Gentlemen:
     In connection with our proposed purchase of Notes (the “Notes”) of Argatroban Royalty Sub LLC (the “Issuer”), we confirm that:
     1. We have duly executed and delivered to the Registrar (as defined in that certain Indenture dated as of February 6, 2007 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, including by the First Supplemental Indenture thereto dated as of September 21, 2007, the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee) a Resale Confidentiality Agreement and have subsequently received a copy of the Private Placement Memorandum dated January 30, 2007 and the Supplement to such Private Placement Memorandum dated September 17, 2007 (collectively, the “Private Placement Memorandum”) relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled “Transfer Restrictions” of such Private Placement Memorandum and the restrictions on duplication and circulation of such Private Placement Memorandum.
     2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Private Placement Memorandum under “Transfer Restrictions” and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the “Securities Act”).
     3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, that the Notes will only be in the form of definitive physical certificates and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter

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stated, that, if we should sell any Notes in the future, we will do so only (1) (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a qualified institutional buyer (as defined therein), (C) to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (“Institutional Accredited Investor”) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) to an Institutional Accredited Investor in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act or (E) to an Institutional Accredited Investor after the time period referred to in Rule 144(k) under the Securities Act expires, and we further agree to provide to any entity purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and (2) in each case, in accordance with any applicable securities laws of any state in the U.S. or any other applicable jurisdiction and in accordance with the legend to be set forth in the Notes, which will reflect the substance of this paragraph.
     4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Issuer and the Trustee such certifications, legal opinions and other information as the Issuer and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that a resale confidentiality agreement and accompanying expanded Internal Revenue Service Form W-9 regarding U.S. residency is required under the Indenture to be executed and delivered by any proposed transferee to whom we wish to sell any Notes.
     5. We are an Institutional Accredited Investor and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are able to bear the economic risks of our or their investment.
     6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.
     7. We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling the Notes, except as permitted above, provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

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     You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title

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